UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On May 20, 2013, XenoPort, Inc. (“XenoPort” or the “Company”) issued a press release reporting top-line results from its pivotal Phase 3 clinical trial of arbaclofen placarbil (“AP”) for the treatment of patients with spasticity due to multiple sclerosis (“MS”). The trial was unsuccessful in demonstrating that AP provided statistically significant improvement relative to placebo in the co-primary endpoints of the study. The Company also announced that as a result of the study, it has decided to terminate further investment in the AP program. The Company will be working diligently to shut down all activities related to AP development, and the Company plans to provide an update in the future on the impact of these expected savings on its cash burn guidance.

The trial was a 13-week, multicenter, randomized, double-blind, placebo-controlled study that enrolled 228 subjects in 30 sites in the United States. There was a one-week placebo run-in period, two weeks of up-titration, eight weeks at the maintenance dose and two weeks of down-titration. Eligible subjects were randomized to one of four arms: 15 mg, 30 mg or 45 mg of AP or placebo dosed twice a day (“BID”) with food.

The first of the co-primary endpoints for the study was the time-matched change from baseline in Maximum Ashworth score (six hours post-dose time point) at the end of the maintenance dose period. The muscle group in the lower limbs with the highest Ashworth score at baseline was followed throughout the trial. Subjects entering the trial were required to have a Maximum Ashworth score of two or greater prior to entering the study and at the end of the placebo run-in period, which served as baseline. The second co-primary endpoint was the score on the 7-point Patient Global Impression of Change scale at the end of the maintenance period. The co-primary endpoint analysis plan examined the differences of the 30 and 45 mg BID groups from the placebo group. The co-primary endpoints and dose groups were analyzed independently. Comparison of the AP groups to the placebo group did not reach statistical significance on either of the co-primary endpoints for either of the AP doses.

The most commonly reported adverse event was somnolence (2%, 7%, 16% and 21% for placebo, 15, 30 and 45 mg AP BID, respectively). There were seven subjects with treatment emergent serious adverse events, none of which were deemed to be related to treatment.

This current report contains “forward-looking” statements, including, without limitation, all statements related to the shutdown of activities related to AP development, and the timing thereof; and future impact on cash burn guidance and resource allocation. Any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expected,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, XenoPort’s need for additional funding and the risk that XenoPort could utilize its available capital resources sooner than it expects; the uncertainty of the U.S. Food and Drug Administration approval process and other regulatory requirements; the uncertain results and timing of clinical trials and other studies; XenoPort’s ability to successfully initiate, conduct and complete clinical trials in the anticipated timeframes, or at all; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Securities and Exchange Commission filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on April 24, 2013. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: May 23, 2013	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer